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                                                                  EXHIBIT (d)(2)

                    INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN
                      VAN KAMPEN INVESTMENT ADVISORY CORP.
                                       AND
              MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.

THIS AGREEMENT is made as of this January 28, 2000, by and between MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC. ("MSDWIM"), a Delaware Corporation, located at 1221 Avenue of the Americas, New York, New York 10020, and VAN KAMPEN INVESTMENT ADVISORY CORP. ("VKIAC") a Delaware Corporation, located at 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181.

WHEREAS, VKIAC has heretofore sponsored and acts as Investment Adviser to Van Kampen Equity Trust II (the "Trust"), on behalf of its series, Van Kampen Tax Managed Equity Growth Fund (the "Fund"); and

WHEREAS, MSDWIM has available a staff of experienced investment personnel and facilities for providing investment sub-advisory services to the investment portfolio; and

WHEREAS, MSDWIM is an investment adviser registered under the Investment Advisers Act of 1940, as amended and is willing to provide VKIAC with investment advisory services on the terms and conditions hereinafter set forth; and

WHEREAS, VKIAC and MSDWIM (jointly referred to as "the Advisers") desire to enter into an agreement for MSDWIM to provide sub-advisory services to the Fund and to VKIAC with respect to the Fund's investments.

NOW THEREFORE it is mutually agreed:

1.  INVESTMENT SUB-ADVISORY SERVICES
1.1  Investment Advice

  a) Effective on October 1, 1998, and subject to the overall policies, control, direction and review of the Fund's Trustees, MSDWIM shall keep under review the investments of the Fund and continuously furnish to the Fund and to VKIAC (1) investment advice with respect to all or such portion of the Fund's assets as the Advisers agree to from time to time; (2) economic, statistical and research information and advice, including advice on the allocation of investments among countries, relating to all or such portion of the Fund's assets as the Advisers shall agree to from time to time; (3) recommendations as to the voting of proxies solicited by or with respect to securities under MSDWIM's supervision; and (4) an investment program with respect to securities and recommendations as to what securities shall be purchased, sold or exchanged, and what portion, if any, of the securities shall be held in money market instruments.

  b) The Advisers are responsible for the allocation of the Fund's assets among the various securities markets of the world. The Advisers will determine at least quarterly the percentage of the assets that shall be allocated to each of the Advisers (the "Asset Allocation"). The Asset Allocation will specify the percentage and nature of the assets of the Fund allocated to each of the Advisers for management on the effective date of the determination and will apply to cash inflows or outflows and income and expense accruals thereafter until such time as the Asset Allocation is redetermined. Each of the Advisers will be responsible for the allocation of assets among the securities markets within various regions as they agree to from time to time.

  c) Unless otherwise instructed by VKIAC or the Trustees, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by VKIAC or by the Trustees, MSDWIM shall determine the securities to be purchased and sold by the Fund and shall place orders for the purchase, sale or exchange of securities for the Fund's accounts with brokers or dealers and to that end MSDWIM is authorized by the Trustees to give instructions to the Custodian and any Sub-Custodian of the Fund as to deliveries of such securities, transfers of currencies and payments of cash for the


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account of the Fund.

  d) In performing these services, MSDWIM shall adhere to the Fund's investment objectives, restrictions and limitations as contained in its Prospectus, Statement of Additional Information, or Agreement and Declaration of Trust and shall comply with all statutory and regulatory restrictions, limitations and requirements applicable to the activity of the Fund.

  e) Unless otherwise instructed by VKIAC or the Trustees, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by VKIAC or by the Trustees, MSDWIM shall have executed and performed on behalf of and at the expense of the Fund:

     i) Purchases, sales, exchanges, conversions, and placement or orders for execution, and

     ii) Reporting of all transactions to VKIAC and to other entities as directed by VKIAC or by the Trustees.

  f) MSDWIM shall provide the Trustees at least quarterly, in advance of the regular meetings of the Trustees, a report of its activities hereunder on behalf of the Fund and its proposed strategy for the next quarter, all in such form and detail as requested by the Trustees. MSDWIM shall also make an investment officer available to attend such meetings of the Trustees as the Trustees may reasonably request.

1.2  Restriction of MSDWIM's Powers

  (a) MSDWIM shall not commit the Fund to any extent beyond the amount of the cash and securities placed by the Fund under the control of MSDWIM.

  (b) In carrying out its duties hereunder MSDWIM shall comply with all reasonable instruction of the Fund or VKIAC in connection therewith. Such instructions may be given by letter, telex, telefax or telephone confirmed by telex, by the Trustees or by any other person authorized by a resolution of the Trustees provided a certified copy of such resolution has been supplied to MSDWIM.

  (c) All securities, cash, and other assets of the Fund shall be placed and maintained in the care of a member bank of the Federal Reserve System of the United States approved by the Trustees as custodian and one or more "Eligible Foreign Custodians" (as defined in Rule 17f-5 under the Investment Company Act of 1940 (the "1940 Act")) approved by the Trustees as sub-custodians.

  (d) Persons authorized by resolution of the Trustees shall have the right to inspect and copy contracts, notes, vouchers, and copies of entries in books or electronic recording media relating to the Fund's transactions at the registered office of MSDWIM at any time during normal business hours. Such records, in relation to each transaction effected by MSDWIM on behalf of the Fund shall be maintained by MSDWIM for a period of seven years from the date of such transaction.

1.3  Purchase and Sale of Securities

  In performing the services described above, MSDWIM shall use its best efforts to obtain for the Fund the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Trustees, MSDWIM may, to the extent authorized by law, cause the Fund to pay a broker or dealer who provides brokerage and research services an amount of commission for effecting the Fund's investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, in recognition of the brokerage and research services provided by the broker or dealer. To the extent authorized by law, MSDWIM shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.


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1.4  Custodian

  MSDWIM shall not act as Custodian for the securities or any other assets of the Fund. All such assets shall be held by the Custodian or Sub-Custodian appointed by the Trustees.

2.  DUTIES OF VKIAC

2.1  Provision of Information

  VKIAC shall advise MSDWIM from time to time with respect to the Fund of its investment objectives and of any changes or modifications thereto, as well as any specific investment restrictions or limitations by sending to MSDWIM a copy of each registration statement relating to the Fund as filed with the Securities and Exchange Commission. As requested by MSDWIM, VKIAC shall furnish such information to MSDWIM as to holdings, purchases, and sales of the securities under its management as will reasonably enable MSDWIM to furnish its investment advice under this Agreement.

2.2  Compensation to MSDWIM

  The fee for the services provided under this Agreement will be determined as follows:

  (a) An amount for each month (or such other valuation period as may be mutually agreed upon) equivalent, on an annual basis, to 50% of the compensation actually received by VKIAC pursuant to the investment advisory fee schedule set forth in the Investment Advisory Agreement between the Fund and VKIAC taking into account any waiver or return to the Fund of any or all of such advisory fee by VKIAC (with any such return of fees to be treated as if not actually received). The value of the assets of the Fund shall be computed as of the close of business on the last day of each valuation period for the Fund, using the average of all the daily determinations of the net value of the assets of the Fund.

  (b) The foregoing fee shall be paid in cash by VKIAC to MSDWIM within five (5) business days after the last day of the valuation period.

3.  MISCELLANEOUS

3.1  Activities of MSDWIM

  The services of MSDWIM as Sub-Adviser to VKIAC under this Agreement are not to be deemed exclusive, MSDWIM and its affiliates being free to render services to others. It is understood that shareholders, trustees, officers and employees of MSDWIM may become interested in the Fund or VKIAC as a shareholder, trustee, officer, partner or otherwise.

3.2  Services to Other Clients

  VKIAC acknowledges that MSDWIM may have investment responsibilities, or render investment advice to, or perform other investment advisory services for, other individuals or entities, ("Clients"). Subject to the provisions of this paragraph, VKIAC agrees that MSDWIM may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Fund, provided that MSDWIM acts in good faith, and provided, further, that it is MSDWIM policy to allocate, within its reasonable discretion, investment opportunities to the Fund over a period of time on a fair and equitable basis relative to the Clients, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. VKIAC acknowledges that one or more of the Clients may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest from time to time, whether in transactions which may involve the Fund or otherwise. MSDWIM shall have no obligation to acquire for the Fund a position in any


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investment which any Client may acquire, and VKIAC shall have no first refusal, coinvestment or other rights in respect of any such investment, either for the Fund or otherwise.

3.3  Best Efforts

  It is understood and agreed that in furnishing the investment advice and other services as herein provided, MSDWIM shall use its best professional judgment to recommend actions which will provide favorable results for the Fund. MSDWIM shall not be liable to the Fund or to any shareholder of the Fund to any greater degree than VKIAC.

3.4  Duration of Agreement

  a) This Agreement, unless terminated pursuant to paragraph b or c below or
Section 2.2(c), shall continue in effect through January 28, 2002, and thereafter shall continue in effect from year to year, provided its continued applicability is specifically approved at least annually by the Trustees or by a vote of the holders of a majority of the outstanding shares of the Fund. In addition, such continuation shall be approved by vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the 1940 Act.

  b) This Agreement may be terminated by sixty (60) days' written notice by either VKIAC or MSDWIM to the other party. The Agreement may also be terminated at any time, without the payment of any penalty, by the Fund (by vote of the Trustees or, by the vote of a majority of the outstanding voting securities of such Fund), on sixty (60) days' written notice to both VKIAC and MSDWIM. This Agreement shall automatically terminate in the event of the termination of the investment advisory agreement between VKIAC and the Fund.

  c) This Agreement shall terminate in the event of its assignment. The term "assignment" for this purpose shall have the same meaning set forth in Section 2(a)(4) of the 1940 Act.

  d) Termination shall be without prejudice to the completion of any transactions which MSDWIM shall have committed to on behalf of the Fund prior to the time of termination. MSDWIM shall not effect and the Fund shall not be entitled to instruct MSDWIM to effect any further transactions on behalf of the Fund subsequent to the time termination takes effect.

  e) This Agreement shall terminate forthwith by notice in writing on the happening of any of the following events:

     i) If VKIAC or MSDWIM shall go into liquidation (except a voluntary liquidation for the purpose of and followed by a bona fide reconstruction or amalgamation upon terms previously approved in writing by the party not in liquidation) or if a receiver or receiver and manager of any of the assets of any of them is appointed; or

     ii) If either of the parties hereto shall commit any breach of the provisions hereof and shall not have remedied such breach within 30 days after the service of notice by the party not in breach on the other requiring the same to be remedied.

  f) On the termination of this Agreement and completion of all matters referred to in the foregoing paragraph (d) MSDWIM shall deliver or cause to be delivered to the Fund copies of all documents, records and books of the Fund required to be maintained pursuant to Rules 31a-1 or 31a-2 of the 1940 Act which are in MSDWIM's possession, power or control and which are valid and in force at the date of termination.


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3.5  Notices

  Any notice, request, instruction, or other document to be given under this Agreement by any party hereto to the other parties shall be in writing and delivered personally or sent by mail or telecopy (with a hard copy to follow),

If to MSDWIM, to:

     Morgan Stanley Dean Witter Investment Management, Inc.
     1221 Avenue of the Americas
     New York, New York  10020

with a copy to:

     Morgan Stanley Dean Witter Investment Management Inc
     1221 Avenue of the Americas
     New York, New York  10020
     Attn: Harold J. Schaaff, Esq.

If to VKIAC, to:

     Van Kampen  Investment Advisory Corp.
     1 Parkview Plaza
     Oakbrook Terrace, IL  60181
     Attn: Dennis J. McDonnell

with a copy to:

     Van Kampen  Investments Inc.
     1 Parkview Plaza
     Oakbrook Terrace, IL  60181
     Attn: A. Thomas Smith III, Esq.

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice that is addressed and mailed in the manner herein provided shall be presumed to have been duly given to the party to which it is addressed, on the date three (3) days after mailing, and in the case of delivery by telecopy, on the date the hard copy is received.

3.6  Choice of Law

  This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the United States and the State of New York, without regard to the conflicts of laws principles thereof.

3.7  Miscellaneous Provisions

  The execution of this Agreement has been authorized by the Fund's Trustees and by the shareholders. This Agreement is executed on behalf of the Fund or the Trustees of the Fund as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund. A Certificate of Trust in respect of the Fund is on file with the Secretary of State of Delaware.



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IN WITNESS WHEREOF, the Agreement has been executed as of the date first above given.



VAN KAMPEN INVESTMENT                            MORGAN STANLEY DEAN WITTER
ADVISORY CORP.                                   INVESTMENT MANAGEMENT INC.


By: /s/ Dennis J. McDonnell                  By: /s/ Phillip Friedman
    ---------------------------------           -------------------------------

Name: Dennis J. McDonnell                    Name: Phillip Friedman
      -------------------                         -----------------------------

Its:  President                              Its:
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executed in counterpart